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                                                         EXHIBIT 21

                                               SUBSIDIARIES OF THE REGISTRANT



                                                                                                 State of
                                                                  Percentage of               Incorporation
Parent                              Subsidiary                      Ownership                or Organization
------                              ----------                      ---------                ---------------

Catskill Financial             Catskill Savings Bank                   100%                      New York
Corporation
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